Exhibit 2.6

BYLAWS

OF

MASTERBEAT CORP.,
A Delaware corporation

ARTICLE I
OFFICES

The Registered Office of Masterbeat Corp, Inc., a Delaware corporation (the "Corporation"), shall be located in Miramar Bch, Florida, unless otherwise designated by the Board of Directors. The Corporation may have such other offices, either within or outside the State of Florida, as the Board of Directors may designate or as the of the Corporation may from time to time require.

ARTICLE II

MEETING OF SHAREHOLDERS

Section 1. Annual Meetings: The annual meeting of the shareholders of the Corporation shall be held at 10:00 a.m. on the second Tuesday in January of each year, commencing with the year 2020. Each annual meeting shall be held at the office of the Corporation, unless some other place within or outside of the State of Florida is designated by the Board of Directors at least three (3) weeks prior to the date of such meeting.

Section 2. Special Meetings: Special meetings of the shareholders may be called for any purpose or purposes and held at any place within or outside of the State of Florida, at any time, by call of the President, by resolution of at least fifty percent (50%) of the Board of Directors at the request of shareholders owning not less than thirty-three and one-third percent (33-1/3%) of all the shares entitled to vote at the meeting. Notice of such special meeting shall be delivered at least ten (10) days prior to the date of such meeting. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors, or shareholders requesting the meeting shall designate another person to do so.

Section 3. Notice and Waiver: Written notice stating the place, date, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date set for the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting to each shareholder of record having the right and entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his or her address as it appears on the records of the Corporation, with postage prepaid thereon. Such notice shall be sufficient for the meeting and any adjournment thereof. If any shareholder shall transfer any of his or her stock after notice, it shall not be necessary to notify the transferee. Any shareholder may waive notice of any meeting either before or after the meeting. Any meeting of the shareholders may be held within or outside the State of Florida.

Section 4. Record Date: For purposes of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may fix in advance a date as the record for any determination of shareholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

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Section S. Quorum: A quorum at any meeting of the shareholders shall consist of a majority of the shareholders of the Corporation represented in person or by proxy, and a majority of such quorum shall decide any question that may come before the meeting.

Section 6. Voting: Every shareholder having the right to vote at a meeting of shareholders shall be entitled, upon each proposal presented at the meeting, to one vote for each share of voting stock recorded in his or her name on the books of the Corporation on the record date fixed. The books of record of the Corporation shall be produced at any shareholders' meeting upon the request of any shareholder. Shares of its own stock owned by the Corporation shall not be voted directly or indirectly, or counted as outstanding for the purpose of any shareholder quorum or vote.

Section 7. Proxies: Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting or a shareholders' duly authorized attorney-in-fact, may authorize another person or person to act for him by proxy. Every proxy shall be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law. The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of shareholders. If a proxy expressly so provides, any proxy holder may appoint in writing a substitute to act in his place. The following form of proxy shall be used for shareholder voting:

PROXY

I, the undersigned shareholder of MasterBeat Corp, a Delaware corporation, being the holder of _________ shares of the capital stock of said corporation, hereby appoint __________of __________to be my proxy to attend shareholders' meetings of the corporation which may be held between the dates of __________and __________and any continuation thereof, with full power of substitution and revocation.

Dated this day of __________, 20__.

Signed:

Shareholder

A Proxy in substantially the form set forth above shall be valid for the purposes expressed therein.

Section 8. Action By Shareholders Without a Meeting: Any action required by law, these Bylaws, or the Articles of Incorporation of this Corporation to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than a minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Within ten (10) days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action is a merger, consolidation, or sale or exchange of assets for which dissenters rights are provided under Delaware law, the notice shall contain a clear statement of the right of shareholders dissenting to be paid therefrom the fair value of their shares upon compliance with all provisions of Delaware law regarding the rights of dissenting shareholders.

ARTICLE III

DIRECTORS

Section 1. Board of Directors: All corporate powers shall be exercised and the business, property, and affairs of the Corporation shall be managed by a Board of Directors, unless otherwise provided in the organizational minutes of the Corporation or by a Shareholders Agreement signed by all shareholders of the Corporation. The directors shall be elected at the annual meeting of the shareholders by a plurality of the votes cast at such election for the term of three (3) years, and shall serve until the election and acceptance of their duly qualified successors, or until such director's resignation, removal, or death. Vacancies in the Board of Directors shall be filled by the directors remaining in office, even if less than a quorum. A director elected to fill a vacancy shall hold office until the next election of directors by the shareholders. At the time of the adoption of the Bylaws by the Corporation, there is (1) director of the Board as set forth below: Joshua Tannariello.

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Section 2. Qualification: Directors need not be residents of this State or shareholders of this Corporation.

Section 3. Compensation: The Board of Directors shall have authority to fix the compensation, if any, of the directors and officers.

Section 4. Duties of Directors: A director shall perform his duties as a director, including his duties as a member of any committee of the Board upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In discharging her or his duties, a director is entitled to rely on information, opinions, reports, or statements, including, without limitation, financial statements and other financial data, prepared or presented by (A) one or more officers or employees of the Corporation whom the director reasonably believes is reliable and competent in the matters presented; (B) legal counsel, public accountants, or other persons about matters the director reasonably believes are within the person's professional or expert competence; or (C) a board committee on which the director does not serve, about matters within the committee's authority, which the director reasonably believes merits confidence. Without affecting any rights or defenses available to directors under Delaware law or by separate agreement, a director shall not be liable for any action taken as a director, or any failure to take any action, if the director performs his or her duties in compliance with the standards provided in this section. In discharging his or her duties, a director may consider factors such as long-term prospects and interests of the Corporation and its shareholders, and the social, economic, legal, or other effects of corporate action on the Corporation's employees, suppliers, customers, and subsidiaries, the communities in which the Corporation and any subsidiaries operate, and the economy of the state and nation.

Section 5. Effect of Action: The act of a majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board.

Section 6. Presumption of Assent: A director who is present at a meeting of its directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he or she votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

Section 7. Regular Meetings: Regular meetings of the Board of Directors shall be held immediately following the annual meeting of shareholders each year, at such times thereafter as the Board of Directors may fix, but in no event on less than an annual basis, and at other times upon the call of the President or by the Chairman of the Board of Directors.

Section 8. Special Meetings: Special meetings of the Board of Directors may be held within or outside of the State of Florida, and may be called at any time or place by the President or by any two (2) directors, on at least five (5) days' written notice, or may be held at any time and place without notice, but unanimous written consent of all directors, or the presence of all directors at such meeting, shall waive notice thereof.

Section 9. Quorum: A quorum at any meeting shall consist of a majority of the Board. A majority of such quorum shall decide any questions that may be raised at the meeting. If at any meeting less than a quorum is present, the directors present, or a majority of them, may adjourn the meeting to another time and/or place. Members of the Board of Directors shall be deemed present at a meeting of such Board if a conference telephone or similar communication equipment is used by which all persons participating in the meeting can hear each other.

Section 10. Number of Directors: The Corporation shall have not less than one (1) Director, nor more than five (5), which may be changed from time to time by written amendment to these Bylaws in the manner provided herein.

Section 11. Removal of Directors: At a meeting of the shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of the directors.

Section 12. Notice: Written notice of the time and place of Special Meetings of Directors shall be delivered to each director either by mail, personal delivery or electronic mailing at least two (2) days prior to the meeting. Notice need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. The business to be transacted at or the purpose of any Regular or Special Meeting of the directors shall be specified in a written agenda made available to all directors immediately prior to each such meeting and in any written waiver of notice.

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Section 13. Action Without a Meeting: Any action required to be taken at a meeting of the directors of the Corporation, or any action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the actions so to be taken and signed by all of the directors is filed in the minutes of the proceedings of the Board. Such consent shall have the same effect as a unanimous vote.

Section 14. Order of Business: The order of business at meetings shall be as follows, unless otherwise altered or amended by the Board of Directors:

(A)     Call the meeting to order;

(B)     Approve the minutes of the previous meetings;

(C)     Approve the minutes of the previous executive committee meeting, if any;

(D)    Elect new officer and directors to replace vacant positions, if applicable;

(E)     Receive reports of committees;

(F)     Handle unfinished business;

(G)    Consider new business.

Section 15. Election of Officers: Officers of the Corporation shall be elected by a majority of the Board of Directors and may be removed with or without cause in the same manner. The Board shall fix the compensation of the officers and agents of the Corporation.

ARTICLE IV

OFFICERS

Section 1. Officers: The officers of the Corporation shall be a President, a Secretary, and Treasurer, all of whom shall be directors and each of whom shall be elected annually for the term of one (1) year, unless sooner removed by the Board of Directors, and each of whom shall hold office until his or her successor shall be elected and qualified. Such other officers and assistant officers and agents as may be deemed necessary by the Board may be elected or appointed by the Board of Directors from time to time. Any two (2) or more offices may be held by the same person. The directors shall elect officers of the Corporation annually at the meeting of directors held after each annual meeting of the shareholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his or her death, resignation, or removal in the manner provided herein. The initial officers of the Corporation shall be as follows: Joshua Tannariello President/Secretary/Treasurer.

Section 2. Duties of Officers: The officers of the Corporation shall have the following duties:

A.    President: The President shall (i) be the chief executive officer of the Corporation, (ii) preside at all meetings; (iii) have the general supervision of the affairs of the Corporation; (iv) make reports to the directors and shareholders; (v) execute all instruments in the name of the Corporation and inscribe the seal where necessary or requested; and (vi) perform all such other duties as are incident to his office or are properly required of him by the Board of Directors.

B.    Secretary: The Secretary shall (i) have custody of and maintain all of the corporate records except the financial records; (ii) record the minutes of all meetings of the shareholders and Board of Directors; (iii) send out all notices of meetings; (iv) attest to the seal of the Corporation where necessary or required; and (v) perform such other duties as may be prescribed by the Board of Directors.

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C.    Treasurer: The Treasurer shall (i) have custody of all corporate funds and financial records; (ii) keep full and accurate accounts of receipts and disbursements and render account thereof at the annual meetings of the shareholders and whenever else required by the Board of Directors or President; and (iii) perform such other duties as may be prescribed by the Board of Directors or President.

Section 3. Removal of Officers: Any officers may be removed from the office with or without cause by the vote of not less than a majority of the whole membership of the Board of Directors at any regular or special meeting of the Board. An officer may hold more than one office.

Section 4. Vacancies in Office: Should the office of the President become vacant by reason of termination or resignation during the term of office, the Secretary shall succeed to the office for the remainder of the unexpired term. Vacancies in all other offices shall be filled for the unexpired term by the President.

Section 5. Reports and Records: All officers shall perform their prescribed duties in the parliamentary authority in addition to those set forth herein and those from time to time assigned to them by the President. All outgoing officers shall deliver to their successors all official records and material no later than ten (10) calendar days following the election and installation of their successors.

ARTICLE V

CERTIFICATES AND TRANSFERS OF SHARES

Section 1. Issuance of Shares: No shares of the Corporation shall be issued unless authorized by the Board of Directors. Such authorization shall include the maximum number to be issued, the consideration to be received, and a statement that the Board of Directors considers the consideration to be adequate. Shares may, but need not be, represented by certificates. Upon the written request of a holder of shares, the Corporation shall issue to said holder a certificate of shares stating (A) the name of the Corporation and that it is organized under the laws of the State of Delaware; (B) the name of the person to whom the certificate is issued; and (C) the number of shares which the certificate represents.

Section 2. Form: Certificates of shares shall be consecutively numbered or otherwise identified, and shall be signed by the President and by the Secretary (or the Assistant Secretary, if any) and sealed with the corporate seal. All certificates representing shares shall state upon the face thereof: the name of the Corporation; that the Corporation is organized under the laws of the State of Delaware; the name of the person(s) to whom issued; the number and class of shares which the certificate represents; the par value of each share represented by such certificate or a statement that the shares are without par value.

Section 3. Transfer of Shares: The Board of Directors may authorize the issuance of some or all of the shares without certificates. Every transfer of shares shall be entered on the transfer book of the Corporation, which shall be kept at its principal office. The person registered on the books of the Corporation as the vested owner of any shares shall be entitled to all the rights of ownership with respect to such shares. It shall be the duty of every shareholder to notify the Corporation of his or her post office address. The Board of Directors shall have the power and authority to adopt other rules and regulations as the may deem appropriate regarding the issue, transfer, and registration of shares of stock. The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

Section 4. Lost, Stolen, or Destroyed Certificates: The Corporation shall issue a new share certificate in place of any certificate previously issued if the holder of record of the certificate

(A)      makes proof in affidavit form that it has been lost, destroyed, or wrongfully taken;

(B)      requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim;

(C)      gives bond in such form as the Board of Directors may require to indemnify the Corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction, or theft of a certificate; and (D) satisfies any other reasonable requirement imposed by the Board of Directors.

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ARTICLE VI

DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares upon the terms and conditions provided by law. Dividends may be paid to shareholders in cash, in kind, or in stock. In the event payment is made in cash or in kind, however, such dividends shall be paid only out of the unreserved and unrestricted earned surplus of the Corporation.

ARTICLE VII

CORPORATE RECORDS AND TRANSACTIONS

Section 1. Contractual Authority: The Board of Directors may authorize any Director, officer, or agent of the Corporation to enter into any contract or execute and deliver any instrument or document on behalf of the Corporation, which authority may be general or specific, as long as said contract is within the approved annual budget.

Section 2. Conflicts of Interest: No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other entity in which one or more of its directors, member, partners, or officers, are affiliated or have a financial interest, shall be void or voidable solely for this reason if (A) the material facts as to such interest and as to the contract or transaction are disclosed or are known to the Board of Directors and the Board of Directors in good faith authorized the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested Director or officer; or (B) the material facts as to such interest and as to the contract or transaction are disclosed or are known to the directors entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the directors; or (C) the contract or transaction is fair and reasonable as to the Corporation at the time it is authorized, approved, or ratified by the Board of Directors.

Section 3. Bank Deposits / Checks: All funds received by the Corporation shall be deposited to the credit of the Corporation in such banks or other depositories as may be approved and authorized by the Board of Directors. The Board of Directors shall adopt and modify, from time to time, policies and procedures for the proper handling of the funds of the Corporation.

Section 4. Books and Records: The Corporation shall maintain at the principal office of the Corporation accurate and appropriate books and records and shall keep minutes of all the meetings of the shareholders and Board of Directors. Within ninety (90) days after the close of each fiscal year, the Corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of such fiscal year, and a profit and loss statement showing the results of the operations of the Corporation during the fiscal year. The balance sheet and profit and loss statement shall be filed in the principal office of the Corporation and shall be kept for at least five (5) years, and shall be subject to inspection during the business hours by any shareholder or director.

ARTICLE VIII

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 1. General: To the fullest extent permitted by law, the Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, lawsuit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by, or in the right of, the Corporation), by reason of the fact that the person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, lawsuit, or proceeding, including any appeal thereof, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, lawsuit, or proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, create a presumption that the person had reasonable cause to believe that the person's conduct was unlawful.

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Section 2. Actions by or in the Right of the Corporation: In any action, lawsuit, or proceeding, threatened, pending, or completed, by or in the right of the Corporation, indemnification shall be made as provided in Section 1 of this Article, except that no indemnification shall be made in respect of any claim, issue, or matter of which the person shall have been adjudged to be liable for negligence or misconduct in the performance of the person's duty to the Corporation, unless, and only to the extent that, the court in which the action or lawsuit was brought shall determine on application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the court shall deem proper.

Section 3. How Effected: Indemnification under Section 1 or Section 2 of this Article, unless under a determination by a court, shall be made by the Corporation only as authorized in the specific case by a determination that the indemnification is proper in the circumstances because the indemnified person has met the applicable standard of conduct set forth in Section 1 or Section 2 above. This determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, lawsuit, or proceeding to which the indemnification relates or by the stockholders by a majority vote of a quorum consisting of stockholders who were not parties to the action, lawsuit, or proceeding to which the indemnification relates. If all members of the Board of Directors are named as parties to the action, lawsuit, or proceeding to which the indemnification relates, then the determination that indemnification is proper shall be made by a majority vote of the Board of Directors. If a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, lawsuit, or proceeding referred to in Section 1 or Section 2 of this Article, or in the defense of any claim, issue, or matter therein, the Corporation shall be obligated on proper application to indemnify the person in respect of expenses (including attorneys' fees) actually and reasonably incurred by the person in connection therewith.

Section 4. Prepayment of Expenses: Expenses (including attorneys' fees) incurred in defending a civil or criminal action, lawsuit, or proceeding may be paid by the corporation in advance of the final disposition of the action, lawsuit, or proceeding on a preliminary determination following one of the procedures set forth in Section 3 of this Article that the indemnified person meets the applicable standard of conduct referred to therein and after receipt of an undertaking satisfactory in form and substance to the Corporation that the person will promptly repay the amount unless it shall ultimately be determined that the person is entitled to be indemnified by the corporation as authorized in this Article.

Section S. Non-exclusivity: The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in any official capacity and as to action in any other capacity while holding office with the Corporation. The Board of Directors may, at any time, approve indemnification of any other person that the Corporation has the power by law to indemnify, including, without limitation, employees and agents of the Corporation. The indemnification provided for in this Article shall continue for any person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the person's heirs and personal representatives.

ARTICLE IX

TAX RETURNS, ELECTIONS AND AUDITS

Section 1. Filing of Corporation Tax Returns: The Corporation shall file income tax returns required by the Internal Revenue Code of 1986, as amended (the "Code") and all returns required to be filed by the jurisdictions in which the Corporation does business or derives income.

Section 2. Filing of Shareholders' Tax Returns: Each Shareholder shall be responsible for the preparation and filing of his or her own individual federal, state and local tax returns. Within ninety (90) days of the close of each fiscal year of the Corporation, the Board of Directors shall furnish all Shareholders all information pertaining to the Corporation necessary for the preparation of his or her tax returns for the year then ended, including K-1's for such period.

Section 3. Tax Elections: (A) The Corporation has elected to be treated as an S corporation for federal income tax purposes. The purpose of this Section is to assure that while the Corporation is treated as an S corporation for federal income tax purposes, the Shareholders' rights with respect to their Shares, including their rights with respect to both liquidating and non-liquidating distributions from the Corporation, are consistent with the Corporation's status as an S corporation for income tax purposes.

(B)        The interest rate for any loan made by a Shareholder shall not be contingent on profits, payments of dividends or the borrower's discretion, and the loan may not be convertible into a stock or equity interest in the Corporation.

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(C)        The S corporation status of the Corporation may only be terminated with the consent of all Shareholders of the Corporation. Each Shareholder agrees to execute such elections as the Corporation shall request in connection with its operation as an S corporation, whether or not at the time of execution of such election the Shareholder still owns Shares in the Corporation, elections shall include (i) the election provided for under § 1377(a)(2) of the Code upon termination of a Shareholder's ownership interest in the Corporation; (ii) the election involving S corporation earnings and profits pursuant to the provisions of § 1368(e)(3) of the Code; and (iii) the election involving an S termination year under § 1362(e)(3) of the Code.

(D)        In addition to any other restrictions contained in these Bylaws, which are hereby reconfirmed, no sale, assignment, transfer or other disposition for value or gift, devise or other gratuitous transfer of any of the Shares of the Corporation, now or hereafter owned or held by any of the Shareholders, shall be valid unless such transfer is to an individual, estate, trust or entity permitted and qualified as a shareholder of an S corporation pursuant to § 1361 of the Code. A who desires to voluntarily transfer all or part of his or her Shares in the Corporation in a manner permitted under the terms of these Bylaws shall also provide to the Corporation a statement regarding the identity of the proposed transferee sufficient to satisfy counsel of the Corporation that the proposed transferee is not an ineligible shareholder of an S corporation. Any transfer of Shares that would cause the Corporation's S corporation status to terminate or which violates any other provision of these Bylaws shall be null and void and of no effect, shall not be recognized for any purpose and will not affect the beneficial ownership of the Shares. Any Shareholder making such purported transfer will retain the right the vote and the right to receive dividends and liquidation proceeds, and shall continue to report the share of income or loss allocated by the Corporation in accordance with § 1366 of the Code. A transferee/assignee of Shares assigned in accordance with these Bylaws shall be entitled to all rights and powers as the Shareholder who made the transfer.

(E)           In no event may a Shareholder have any interest in the Corporation that would constitute an additional class of stock which would invalidate the Corporation's S corporation status under § 1361(b)(1)(D) of the Code. Although Shareholders may have different voting rights, the distribution and liquidation rights with respect to all Shares shall be based solely upon the Shareholder's Shares so as to assure that all Shares constitute a single class of stock for S corporation purposes.

(F)           During all periods that the Corporation is treated as an S corporation for federal income tax purposes (the "S-period"), all accounting and tax matters for the Corporation shall be handled in a manner consistent with accounting and tax matters of an S corporation.

Section 4. Designation Of Tax Matters Partner. The Board of Directors shall designate a "Tax Matters Partner" pursuant to § 6231(a)(6) of the Code to the extent that any such person is required under the Code. In the event that the designated Tax Matters Partner resigns or withdraws, the Board of Directors shall designate a replacement Tax Matters Partner. The Tax Matters Partner shall perform such acts as are required of him under the Code. The Corporation shall indemnify and hold the Tax Matters Partner harmless against any claim, loss, liability, cost or expense resulting from his serving as tax matters partner hereunder; provided, however, that such claim, loss, liability, cost or expense does not result from the Tax Matters Partner's willful or gross negligence.

Section 5. Settlement Agreements; Judicial Review: The Tax Matters Partner shall not enter into a settlement agreement pursuant to § 6224 of the Code without providing all other Shareholders at least thirty (30) days' prior written notice of the terms of the proposed settlement. If the Tax Matters Partner receives from the Internal Revenue Service a "final partnership administrative adjustment" pursuant to § 6223, and if the Tax Matters Partner determines to seek judicial review pursuant to § 6226, the Tax Matters Partner shall select the forum for judicial review.

Section 6. Indemnification of Tax Matters Partner: The Corporation shall indemnify and hold the Tax Matters Partner harmless against any claim, loss, liability, cost or expense resulting from his or her serving as Tax Matters Partner hereunder; provided, however, that such claim, loss, liability, cost or expense does not result from the Tax Matters Partner's willful or gross negligence.

ARTICLE XI

FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January of each year and shall terminate on the 31st day of December of each year.

ARTICLE XII

PARLIAMENTARY AUTHORITY

The Rules contained in Roberts Rules of Order, as newly revised, shall govern the Board of Directors and the shareholders in all respects to which they are applicable; provided, however, that said Rules do not conflict with the Bylaws of the Corporation of with any laws of the State of Florida.

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ARTICLE XIII

CORPORATE SEAL

The corporate seal of the Corporation shall consist of a flat faced circular die with the name of the Corporation and the word "Seal" inscribed thereon, and may be facsimile, engraved, printed, or an impression seal.

ARTICLE XIV

AMENDMENTS

Section 1. By Shareholders: Shareholders may amend or repeal these Bylaws in whole or in part at any shareholders' regular or special meeting, by the majority vote of the shareholders present voting their shares, if the proposed change shall have been included in the notice of the meeting.

Section 2. By Directors: Excepting Bylaws adopted or previously confirmed by the shareholders, the Board of Directors may amend or repeal Bylaws with immediate effect, but the same shall be submitted upon notice at the next occurring meeting of the shareholders, and upon the resulting vote of a majority vote of shareholders present voting their shares, such Directors' amendment shall be confirmed or nullified.

ARTICLE XV

MISCELLANEOUS PROVISIONS

Section 1. Headings: The headings used in these Bylaws are for convenience and shall not be considered in construing these Bylaws.

Section 2. Number and Gender: All singular words include the plural, and all plural words include the singular. All pronouns of one gender include reference to the other gender.

Section 3. Parties Bound: These Bylaws shall bind and inure to the benefit of any shareholder, officer, director, representative, agent or employee of the Corporation and their respective administrators, legal representatives, successors, and assigns except as these Bylaws otherwise provide.

THE ABOVE BYLAWS were adopted and approved by the Board of Directors on the 1st day of June, 2019.

/s/ Josh Tannariello

Josh Tannariello, Sole Director

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ACTION BY THE UNANIMOUS WRITTEN CONSENT

OF THE BOARD OF DIRECTORS OF

Masterbeat Corp.

A Delaware Corporation
Resolution

Pursuant to the authority granted under Part 13, Chapter 2 of the Companies Act 2006, the undersigned individuals, who constitute all of the members of the Board of Directors of Masterbeat Corp., a Delaware corporation (the "Corporation" or "Company"), do hereby take the following actions and approve the adoption of the following resolution by their written consent as of this 1st day of June 2019.

WHEREAS, The Company excepts the by laws into record and into its charter as of this 1st day of June 2019.

AND RESOLVED, The Board of Directors hereby ratifies, confirms and approves the By Laws, and the execution and delivery thereof.

AND RESOLVED, Any one Director of the Board of Directors or Executive Officer of the Corporation, be and the same, is hereby authorized and directed, for and on behalf of the Corporation, to do and perform all acts and things and execute and deliver all documents and take all such other steps as may be necessary or desirable to give full effect to these consent resolutions.

DIRECTORS:

/s/ Josh Tannariello

Josh Tannariello , Sole Director, CEO

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